EXHIBIT 99.1

Terra Tech Reports Third Quarter 2015 Results

Record 53% revenue growth; gross margin increased by 478%

NEWPORT BEACH, CA – November 9, 2015 – Terra Tech Corp. (OTCQX: TRTC) ("Terra Tech" or the "Company"), a vertically integrated cannabis-focused agriculture company, today announced its third quarter 2015 financial results for the period ending September 30, 2015.

"The record 53% revenue growth we reported this quarter was driven by the expanded distribution reach of our IVXX brand in California, the closing of a major Edible Garden agreement with a high-profile grocery retailer, and our concentrated marketing efforts to grow the visibility of our brands," said Derek Peterson, CEO of Terra Tech. "We believe the impacts of California's recently enacted Marijuana Regulation and Safety Act, which is expected to go into effect as early as 2016, will better position us to deliver enhanced stockholder value, and we look forward to leveraging our ability to operate on a for-profit basis to increase the top line and drive revenue."

Financial Highlights:

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Total revenues generated from the sales by Edible Garden and of IVXX for the quarter ended September 30, 2015 were approximately $2.0 million, an increase of 53% from the quarter ended September 30, 2014. IVXX was not operational in the third quarter of 2014.

•	Gross margin for the third quarter of 2015 amounted to approximately 18%, an increase of approximately 478% compared to a gross margin of approximately 4% for the third quarter of 2014.

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Selling, general and administrative expenses for the third quarter of 2015 amounted to approximately $2.1 million, a decrease of approximately $5.9 million compared to approximately $8.0 million for the third quarter 2014.

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We realized an operating loss of approximately $1.7 million for the third quarter of fiscal 2015, or a decrease of approximately $6.2 million less than our operating loss of approximately $7.9 million for the third quarter of 2014.

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The net loss for the quarter ended September 30, 2015 was approximately $2.0 million or $0.01 per share compared to a loss of approximately $9.5 million or $0.05 per share for the third quarter of 2014, a decrease of approximately $7.6 million. The improvement in net loss is primarily attributable to an increase in revenue, a decrease in cost of goods sold, and a decrease in expenses.

•	Stockholders' equity for the third quarter of 2015 amounted to approximately $5.2 million, an increase of approximately $3.9 million compared to approximately $1.3 million as of December 31, 2014.

•	Total revenues generated by our wholly-owned subsidiary, IVXX, for the third quarter of 2015 totaled approximately $421,000. IVXX was not operational in the third quarter of 2014.

•	Debt as of September 30, 2015 amounted to approximately $1.5 million, a decrease of approximately $3.1 million compared to approximately $4.6 million as of December 31, 2014.

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Business Highlights:

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Introduced IVXX, the Company's proprietary brand of premium cannabis products, to 60 additional medical cannabis collectives located in Orange and San Bernardino Counties, California, as well as seven additional medical cannabis collectives located in and around Los Angeles, North Hollywood, Studio City and Sacramento, California, making Terra Tech one of the largest operators within the state.

•	Received approvals from Clark County, Nevada for two new medical cannabis dispensaries.

•	Expanded the distribution of Edible Garden products with the addition of 182 Stop & Shop grocery stores throughout the Northeast.

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Signed an exclusive agreement with a large distributor based in Southern California that specializes in the placement of medical cannabis infused products and concentrates. As a result of the agreement, IVXX significantly expanded its distribution reach, contributing to unprecedented sales growth this quarter.

•	Up-listed to the OTCQX® Best Market and began trading under the symbol "TRTC."

•	Participated in the 2015 Aegis Capital Corp. Growth Conference in Las Vegas, which increased the Company's exposure among investors and industry analysts.

•	Received Global Food Safety Initiative (GFSI) certification for Edible Garden's flagship New Jersey hydroponic farm.

Mr. Peterson continued, "The investments we've made in the Nevada cannabis facilities during the quarter are significant steps toward our goal of cultivating and producing IVXX-branded flowers, joints, oils and other products in our own facilities. As of today, we are on track of meeting our goal to launch IVXX products in Nevada as early as 2016, and are continuing to cultivate relationships with retailers within the state.These strategic investments, as well as our ramped-up marketing and branding efforts, position us to stay on track for us to achieve approximately $9 million in annual revenue this year."

About Terra Tech

Terra Tech Corp. (TRTC), through its wholly-owned subsidiary GrowOp Technology, specializes in controlled environment agricultural technologies. The company integrates best-of-breed hydroponic equipment with proprietary software and hardware to provide sustainable solutions for indoor agriculture enterprises and home practitioners. Our complete product line is available at specialty retailers throughout the United States, and via our website. Through its wholly-owned subsidiary Edible Garden, the Company cultivates a premier brand of local and sustainably grown hydroponic produce sold through major grocery stores such as Shoprite, Walmart, Krogers, and others throughout New Jersey, New York, Delaware, Maryland, Connecticut, Pennsylvania and the Midwest. The MediFarm subsidiaries are focused on medical cannabis businesses throughout Nevada. IVXX, LLC is a wholly-owned subsidiary that produces medical cannabis extracted products for regulated medical cannabis dispensaries throughout California.

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

For more information about Terra Tech Corp, visit: http://www.terratechcorp.com

For more information about IVXX, visit: http://ivxx.com

Visit us on Facebook @https://www.facebook.com/terratechcorp/timeline

Follow us on Twitter @terratechcorp

Follow us on Instagram @socal_IVXX

For more information about Edible Garden, visit: http://www.ediblegarden.com

Visit Edible Garden on Facebook @https://www.facebook.com/ediblefarms?fref=ts

Visit IVXX on Facebook @https://www.facebook.com/ivxxbrand?fref=ts

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Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.'s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing, and development difficulties, and (v) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson / Allison Monat

KCSA Strategic Communications

TRTC@kcsa.com

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